SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   Form 8-K
                                CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report                      February 27, 1997
             --------------------------------------------------------
              (Date of Earliest Event Reported)   (February 13, 1997)



                               Teltronics, Inc.
             --------------------------------------------------------
              (Exact Name of Registrant as specified in its charter)


          Delaware                  0-17893                59-2937938
        ---------------------------------------------------------------
        (State or other     (Commission File Number)     (IRS Employer
        jurisdiction of                                  Identification
        Incorporation)                                      Number)


         2150 Whitfield Industrial Way, Sarasota, Florida  34243-9706
        ---------------------------------------------------------------
           (Address of principal executive offices)        (Zip code)



        Registrant's telephone number,
        including area code:                            (941) 753-5000
        ---------------------------------------------------------------








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Item 5.   OTHER EVENTS.

          On February 13, 1997, the Registrant issued an aggregate $4,250,000 of 11% Subordinated Convertible Debentures Due February 13, 2002 ("Debentures") to Sirrom Capital Corporation or its registered assigns ("Holder") under and pursuant to the terms of a Debenture Purchase Agreement between the Registrant and Sirrom Capital Corporation dated February 11, 1997 ("Debenture Purchase Agreement"). The Debentures mature on February 13, 2002 and bear interest at eleven percent (11%) per annum payable quarterly.

          The Debentures are subordinated to certain other indebtedness of the Registrant and convertible at the option of the Holders into shares of the voting Common Stock, par value $.001 per share, of the Registrant at a conversion price (subject to adjustment under certain conditions) of $4.00.

          The Debenture Purchase Agreement requires the Board of Directors to be expanded to five members including a nominee selected by Sirrom Capital Corporation who was appointed to the Board of Directors on February 13, 1997. The fifth member will be appointed at a future date.

          There are numerous other provisions in the Debenture Purchase Agreement filed as an Exhibit to this Report on Form 8-K which are important in order to derive the full understanding of the issuance and terms of the Debentures. The above summary is qualified in its entirety by reference to the text and the terms and conditions of the Exhibits to this Report on Form 8-K.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Not Applicable.
          (b)  Not Applicable.
          (c)  Exhibits.

               (1) Debenture Purchase Agreement of Sirrom Capital Corporation and Teltronics, Inc. dated February 11, 1997.

               (2) 11% Subordinated Convertible Debenture Due February 13, 2002, issued by Teltronics, Inc. to Sirrom Capital Corporation.


                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Teltronics, Inc.
                                   (Registrant)

February 27, 1997                  By:   /s/ Michael A. Freid
                                       -----------------------------------
                                        Michael A. Freid
                                        Vice President Finance,
                                        Secretary and Treasurer